UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 16, 2008


                             Global Pharmatech, Inc.
               (Exact Name of Registrant as Specified in Charter)

          Delaware                     333-67884                 33-0976805
(State or Other Jurisdiction          (Commission               (IRS Employer
     of Incorporation)                File Number)           Identification No.)

        509 Maoxiang Street, High-Technology Industrial Development Zone,
               Changchun, Jilin, People's Republic of China 130012
              (Address of Principal Executive Offices and Zip Code)

    Registrant's telephone number, including area code: 011-86-431 8554 1826

          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On August 16, 2008, Jilin Tian Yao Science and Technology Limited Company ("JTY"), a wholly-owned subsidiary of Global Pharmatech, Inc. ( "Registrant") entered into an Equity and Claim Transfer Agreement ("Transfer Agreement") with Jilin Henghe Weikang Pharmaceuticals Limited ("Henghe") whereby JTY agreed to assign and transfer to Henghe its rights and obligations under that certain Equity and Claim Transfer Agreement, dated May 11, 2007, by and between JTY and Mr. Daojun Wang and that certain Stock Pledge Agreement, dated May 11, 2007, by and between JTY, as Pledgee, and Mr. Daojun Wang, as Pledgor (collectively, the "2007 Agreements"). The 2007 Agreements provided for, among other things, the transfer and sale of JTY's 95% equity interest in Jilin Huangzhihua Pharmaceutical Limited (formerly Jilin Yicaotang Pharmaceutical Co., Ltd., "HZH") to Mr. Wang. In exchange for the assignment and transfer of JTY's rights and obligations under the 2007 Agreements, Henghe agreed to pay JTY RMB 8.4 million, consisting of RMB 5 million due and payable by December 30, 2008 and RMB 3.4 million due and payable by April 30, 2009. For more information regarding JTY's rights and obligations under the 2007 Agreements that have been transferred to Henghe, please see our Current Report on Form 8-K and the exhibits thereto filed with the U.S. Securities and Exchange commission on May 18, 2007.

     Upon the payment of RMB 5 million to JTY, JTY will transfer its rights and obligations under the 2007 Agreements to Henghe, and Henghe will be entitled to all rights as a shareholder of Jilin Huangzhihua Pharmaceutical Limited (formerly Jilin Yicaotang Pharmaceutical Co., Ltd., "HZH"). After JTY has transferred the aforesaid rights and obligations to Henghe, Henghe will pay an additional RMB 3.4 million to JTY by April 30, 2009. After JTY has received the payment of RMB 3.4 million, JTY will transfer its 95% equity interest in HZH to Henghe.

     In the event that JTY does not fullfill its obligations under the Transfer Agreement after receiving payment in full from Henghe , it will compensate Henghe by making a payment to Henghe equal to twice the amount of the payments Henghe made to JTY under the Transfer Agreement. In the event that Henghe fails to make payments on the due dates, Henghe will pay JTY 0.2% per day interest of the remaining balance .

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

     (d) Exhibits:

      No.                               Description
    -----                               -----------

     10.1 Equity and Claim Transfer Agreement, dated August 16, 2008, by and between Jilin Tian Yao Science and Technology Limited Company and Jilin Henghe Weikang Pharmaceuticals Limited.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 21, 2008              Global Pharmatech, Inc.


                                    By: /s/ Lianqin Qu
                                       -----------------------------------------
                                    Name:  Lianqin Qu
                                    Title: President and Chief Executive Officer

                                  EXHIBIT INDEX

   Exhibit No.                          Description
   -----------                          -----------

     10.1 Equity and Claim Transfer Agreement, dated August 16, 2008, by and between Jilin Tian Yao Science and Technology Limited Company and Jilin Henghe Weikang Pharmaceuticals Limited.